                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              APPLICA INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                              APPLICA INCORPORATED

                               ------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             TO BE HELD MAY 8, 2001

                               ------------------



To Our Shareholders:

         We cordially invite you to attend our annual meeting of shareholders. The meeting will be held at the University of Miami, James W. McLamore Executive Education Center, 5250 University Drive, Coral Gables, Florida 33124 on Tuesday, May 8, 2001, at 10:00 a.m. local time. At the meeting, the holders of our common stock will act on the following matters:

         1.       Election of five directors, each for a term of three years;
                  and

         2.       Any other matters that properly come before the meeting.

         All holders of record of shares of common stock at the close of business on March 20, 2001 are entitled to vote at the meeting and any postponements or adjournments of the meeting.

         Your vote is important to us. Whether or not you expect to be present, please sign, date and return the enclosed proxy card in the enclosed pre-addressed envelope as promptly as possible. No postage is required if mailed in the United States.

                                 By Order of the Board of Directors,

                                 /s/ Harry D. Schulman

                                 Harry D. Schulman, President, Chief Operating Officer and Secretary


Miami Lakes, Florida
April 4, 2001

         WE ENCOURAGE YOU TO ATTEND THE MEETING IN PERSON. IF YOU ARE UNABLE TO ATTEND, WE RESPECTFULLY URGE YOU TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. SHAREHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

                       2001 ANNUAL MEETING OF SHAREHOLDERS
                                       OF
                              APPLICA INCORPORATED

                               ------------------

                                 PROXY STATEMENT

                               ------------------

         This proxy statement contains information related to the annual meeting of shareholders of Applica Incorporated to be held on Tuesday, May 8, 2001, beginning at 10:00 a.m., at the University of Miami, James W. McLamore Executive Education Center, 5250 University Drive, Coral Gables, Florida, and at any adjournments or postponements thereof. We are first sending the proxy materials to shareholders on or around April 4, 2001.

                                ABOUT THE MEETING

WHAT IS A PROXY?

         A proxy is your legal designation of another person to vote the stock that you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or proxy card. As is our usual practice, two officers of the company have been designated as proxies for the 2001 annual meeting of shareholders. These two officers are Harry D. Schulman, President, Chief Operating Officer and Secretary, and Burton
A. Honig, Vice President - Finance.

WHAT IS A PROXY STATEMENT?

         A proxy statement is a document the SEC requires us to give you when we ask you to sign a proxy card designating Harry D. Schulman and Burton A. Honig each as proxies to vote on your behalf at the annual meeting.

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

         At our annual meeting, shareholders will act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, including the election of directors. In addition, management will report on the performance of Applica during fiscal 2000 and respond to appropriate questions from shareholders.

WHO IS ENTITLED TO VOTE AT THE MEETING?

         Only shareholders of record at the close of business on March 20, 2001, the record date for the meeting, are entitled to receive notice of and to participate in the annual meeting. If you were a shareholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponements or adjournments of the meeting.

WHAT ARE THE VOTING RIGHTS OF APPLICA COMMON STOCK?

         Holders of Applica common stock will vote together as a single class on all matters to be acted upon at the annual meeting. Each outstanding share of Applica common stock will be entitled to one vote on each matter. Neither Applica's Articles of Incorporation nor Bylaws provides for cumulative voting rights.

WHO CAN ATTEND THE MEETING?

         All shareholders as of the record date, or their duly appointed proxies, may attend the meeting, and each may be accompanied by one guest. Seating, however, is limited. Admission to the meeting will be on a first-come, first-served basis. Registration and seating will begin at 9:30 a.m. If you attend, please note that you may be asked to present valid picture identification, such as a driver's license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting. Please also note that if you hold your shares in "street name" (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

WHAT CONSTITUTES A QUORUM?

         The presence at the meeting, in person or by proxy, of the holders of a majority of the aggregate voting power of the common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 23,099,382 shares of common stock, representing the same number of votes, were outstanding. Thus, the presence of the holders of common stock representing at least 11,549,692 votes will be required to establish a quorum. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present at the meeting. If less than a majority of the outstanding shares of common stock are represented at the meeting, a majority of the shares represented may adjourn the meeting from time to time without further notice.

HOW DO I VOTE?

         If you complete and properly sign the accompanying proxy card and return it to Applica, it will be voted as you direct. If you are a registered shareholder and attend the meeting, you may deliver your completed proxy card in person. "Street name" shareholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

         Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of Applica either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

WHAT ARE THE BOARD'S RECOMMENDATIONS?

         The Board's recommendation is set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote:

         o  for election of the nominated slate of directors (see page 7).

         With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

WHAT IF A SHAREHOLDER DOES NOT SPECIFY A CHOICE FOR A MATTER WHEN RETURNING A PROXY?

         Shareholders should specify their choice for each matter on the enclosed form of proxy. Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors.

WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

         ELECTION OF DIRECTORS. The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

         OTHER ITEMS. For any other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked "ABSTAIN" with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum.

WHAT IS THE DIFFERENCE BETWEEN A SHAREHOLDER OF RECORD AND A SHAREHOLDER WHO HOLDS SHARES IN STREET NAME?

         If your shares are registered in your name, you are a shareholder of record. If your shares are in the name of your broker or bank, your shares are held in street name.

         If you hold your shares in street name through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.

HOW ARE ABSTENTIONS AND BROKER NON-VOTES COUNTED?

         Abstentions and broker-non-votes will not affect the outcome of any vote.

         Abstentions are considered as shares present and entitled to vote but are not counted as votes cast in the affirmative on a given matter. A broker or nominee holding shares registered in its name, or in the names of its nominee, which are beneficially owned by another person and for which it has not received instructions as to voting from the beneficial owner, has, in our opinion, the discretion to vote the beneficial owner's shares with respect to each of the matters presented at the annual meeting. If a matter has been included in the proxy to which a broker or nominee does not have discretionary voting power under applicable New York Stock Exchange rules, any broker or nominee "non-votes" will not be considered as shares entitled to vote on that subject matter and, therefore, will not be considered by the inspector when counting votes cast on the matter.

WHO PAYS THE PROXY SOLICITATION COSTS AND WHO SOLICITS PROXIES?

         The cost of preparing and mailing this proxy statement will be paid by Applica. In addition to the use of mail, employees of Applica may solicit proxies personally and by telephone. Applica's employees will receive no compensation for soliciting proxies other than their regular salaries. Applica may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. Applica may reimburse such persons for their expenses in so doing.

                                 STOCK OWNERSHIP

HOW MUCH STOCK DO APPLICA'S DIRECTORS AND EXECUTIVE OFFICERS OWN?

         The following table shows the amount of Applica common stock beneficially owned (unless otherwise indicated) by our directors and executive officers named in the Summary Compensation Table below and all of the directors and executive officers of Applica as a group. All information is as of the record date.

         Unless otherwise indicated, each person has sole voting and investment power with respect to all such shares. The address of each of the beneficial owners identified below is c/o Applica Incorporated, 5980 Miami Lakes Drive, Miami Lakes, Florida 33014-2467.


                                                                                         AMOUNT AND NATURE OF
                                                                                             COMMON STOCK
                                                                                        BENEFICIALLY OWNED (1)
                                                                                    -----------------------------
     DIRECTORS AND EXECUTIVE OFFICERS                                               NO. OF SHARES         PERCENT
     --------------------------------                                               -------------         -------
     Frederick E. Fair.....................................................              9,000(2)            *
     David M. Friedson.....................................................          2,875,795(3)         11.54%
     Susan J. Ganz.........................................................             11,300(4)            *
     Barbara  Friedson Garrett.............................................            243,159(5)          1.04%
     Leonard Glazer........................................................              7,552(6)            *
     J. Maurice Hopkins....................................................              1,500(7)            *
     Thomas J. Kane........................................................             72,102(8)            *
     Lai Kin...............................................................          1,887,500(9)          8.16%
     Desmond Lai...........................................................             47,000(10)           *
     Michael Michienzi.....................................................             38,904(11)           *
     Jerald I. Rosen.......................................................             46,416(12)           *
     Felix S. Sabates......................................................             95,667(13)           *
     Harry D. Schulman.....................................................            428,293(14)         1.83%
     Raymond So............................................................            321,667(15)         1.38%
     Paul K. Sugrue........................................................              1,200               *
     Arnold Thaler.........................................................            162,330(16)           *
All directors and executive officers as a group (20 persons)...............          6,383,192            24.77%


-------------------------

*    Less than 1%.

(1) Does not include options to acquire shares that are not exercisable within 60 days of the record date.

(2)  Includes options to purchase 1,500 shares of common stock.

(3) Includes options to purchase 1,587,706 shares of common stock and 27,198 shares of common stock held in a 401(k) plan.

(4) Includes options to purchase 6,000 shares of common stock and 5,000 shares owned by a corporation owned by Ms. Ganz's husband.

(5)  Includes options to purchase 185,167 shares of common stock.

(6)  Includes options to purchase 5,000 shares of common stock.

(7)  Includes options to purchase 1,500 shares of common stock.

(8)  Includes options to purchase 54,333 shares of common stock.

(9) Includes options to purchase 45,500 shares of common stock and 1,839,000 shares of common stock owned by Ourimbah Investment Limited, of which Mr. Lai Kin is a principal shareholder and Managing Director. Mr. Lai disclaims beneficial ownership of any common stock owned by his wife or his children.

(10) Includes options to purchase 39,000 shares of common stock.

(11) Includes options to purchase 13,333 shares of common stock, 164 shares of common stock held by Mr. Michienzi's son and 407 shares of common stock held in a 401(k) plan.

(12) Includes options to purchase 13,500 shares of common stock and 1,565 shares of common stock owned by Mr. Rosen's wife.

(13) Includes options to purchase 95,667 shares of common stock and 20,000 shares of common stock owned by a corporation, of which Mr. Sabates is president and sole shareholder.

(14) Includes options to purchase 253,167 shares of common stock and 27,428 shares of common stock held in a 401(k) plan.

                                             (Footnotes continued on next page.)

(15) Includes options to purchase 210,167 shares of common stock. Mr. So disclaims beneficial ownership of 1,839,000 shares held by Ourimbah Investment Limited, of which he is a director. Mr. So also disclaims beneficial ownership of 47,000 shares held by a corporation owned by his sisters, of which he is a director.

(16) Includes options to purchase 91,167 shares of common stock and 25,421 shares of common stock held in a 401(k) plan.

 WHO ARE THE OTHER LARGE OWNERS OF APPLICA'S STOCK?

         Except as set forth below and in the previous table, we know of no single person or group that is the beneficial owner of more than 5% of Applica's common stock.




                                                                                         AMOUNT AND NATURE OF
                                                                                             COMMON STOCK
                                                                                          BENEFICIALLY OWNED
                  ----------------------------------------                         -----------------------------
                  NAME AND ADDRESS OF 5% BENEFICIAL OWNERS                         NO. OF SHARES         PERCENT
                  ----------------------------------------                         -------------         -------
     Dimensional Fund Advisors Inc.........................................          1,334,600(1)          5.78%
         1299 Ocean Avenue, 11th Floor
         Santa Monica, California  90401
     ICM Asset Management, Inc and James M. Simmons........................          2,296,683(2)          9.94%
         601 West Main Avenue, Suite 600
         Spokane, Washington  99201
     Jennison Associates LLC...............................................          1,290,200(3)          5.59%
         466 Lexington Avenue
         New York, New York  10017
     Ourimbah Investments Ltd..............................................          1,839,000(4)          7.96%
         11F Efficiency House
         35 TaiYau Street
         Sanpokong, Kowloon, Hong Kong
     The Prudential Company of America.....................................          1,351,875(5)          5.85%
         751 Broad Street
         Newark, New Jersey  07102
     Scheuer Group.........................................................          1,490,950(6)          6.45%
         635 Madison Avenue
         New York, New York 10022

-------------------------

(1) As reported in the shareholder's Schedule 13G filed with the SEC on February 2, 2001.

(2) As reported in the shareholder's Schedule 13G filed with the SEC on February 13, 2001. James M. Simmons is the President of ICM Asset Management, Inc.

(3) As reported in the shareholder's Schedule 13G filed with the SEC on February 14, 2001.

(4) Mr. Lai Kin is Managing Director and a principal shareholder of Ourimbah Investment Limited. Messrs. Raymond So and Desmond Lai are directors of Ourimbah.

(5) As reported in the Shareholder's Schedule 13G filed with the SEC on February 5, 2001

(6) As reported in the shareholders' Schedule 13G, filed with the SEC on February 14, 2001. Includes

     o   839,500 shares beneficially owned by Walter Scheuer,

     o   5,000 shares beneficially owned by Ruth Dundas,

     o   81,000 shares beneficially owned by Hopewell Partners,

     o   930,550 shares beneficially owned by Wayne S. Reisner,

     o   139,800 shares beneficially owned by Judith Scheuer,

     o   26,800 shares beneficially owned by Susan Scheuer,

     o 87,000 shares beneficially owned by the Trust FBO Jeffrey Scheuer dated 5-18-54,

     o 4,500 shares beneficially owned by the Trust FBO Jeffrey Scheuer dated 6-10-54,

     o 6,000 shares beneficially owned by the Trust FBO Jeffrey Scheuer dated 5-19-61,

     o 3,000 shares beneficially owned by the Trust FBO Susan Scheuer dated 12-30-60,

                                             (Footnotes continued on next page.)

     o 8,500 shares beneficially owned by the Trust FBO Judith Scheuer dated 12-17-59,

     o 19,000 shares beneficially owned by the Trust FBO Abigail Lipnick dated 4-13-92,

     o 24,000 shares beneficially owned by the Trust FBO Daniella Eve Lipnick dated 10-09-90,

     o 33,000 shares beneficially owned by the Trust FBO Jeremy Scheuer dated 4-20-88,

     o 33,000 shares beneficially owned by the Trust FBO Winifred Scheuer dated 12-20-84,

     o 539,950 shares beneficially owned by The Walter Scheuer 1993 Charitable Remainder Trust,

     o 15,000 shares beneficially owned by The David Scheuer 1993 Charitable Remainder Trust,

     o 24,500 shares beneficially owned by The Jeffrey Scheuer 1993 Charitable Remainder Trust,

     o 23,600 shares beneficially owned by The Susan Scheuer 1993 Charitable Remainder Trust,

     o 21,000 shares beneficially owned by The Judith Scheuer 1993 Charitable Remainder Trust,

     o   15,000 shares beneficially owned by the Trust FBO Marcelle Halpern,

     o 20,000 shares beneficially owned by The 1998 Rachel Mellicker 2503(c) Trust,

     o   7,000 shares beneficially owned by Mark Halpern,

     o   20,000 shares beneficially owned by The 1998 Noah Lipnick 2503(c)
         Trust,

     o   8,000 shares beneficially owned by Judith Scheuer and Joseph Mellicker,

     o 4,500 shares beneficially owned by the Trust FBO Samuel Henry Mellicker dated 12-28-95,

     o   28,000 shares beneficially owned by the Scheuer Grandchildren Trust,

     o 24,000 shares beneficially owned by the Trust FBO Walter Scheuer dated 6-1-26,

     o   4,000 shares beneficially owned by the Trust FBO Madi Hodbey
         Brailsford,

     o   72,100 shares beneficially owned by The Blue Ridge Foundation, Inc.,

     o   10,000 shares beneficially owned by the Lone Rock Foundation, Inc.,

     o 2,000 shares beneficially owned by the Sterling Capital Corporation Pension Plan, and

     o   2,000 shares beneficially owned by the Walter Scheuer Pension Plan.


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires Applica's directors and executive officers and persons who own more than 10% of the outstanding common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Applica common stock. Such persons are required by SEC regulation to furnish Applica with copies of all such reports they file.

         To our knowledge, based solely on a review of the copies of such reports furnished to us and verbal confirmations that no other reports were required, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners have been met.

                                  PROPOSAL ONE
                              ELECTION OF DIRECTORS

         The Board of Directors is presently composed of fifteen directors, divided evenly among Class I, Class II and Class III. The terms of office of all of the directors in any one class expire each year on a rotating basis. At the annual meeting, five directors are to be nominated for election to Class II of the Board of Directors to serve until the 2004 Annual Meeting of Shareholders. The term of the Class I directors expires in 2003 and the term of the Class III directors expires in 2002.

         Each of the nominees for election as a director is presently a member of our Board of Directors. The Board of Directors has no reason to believe that any nominee will refuse to act or be unable to accept election; however, in the event that a nominee is unable to accept election, proxies solicited hereunder will be voted in favor of the remaining nominees, if any, and for such other persons as may be designated by the Board of Directors, unless directed by a proxy to do otherwise.

         The table below sets forth information regarding each director and nominee for director.

                                                                                                           DIRECTOR
NAME                                                  AGE                 POSITION WITH APPLICA              SINCE
----                                                  ---                 ---------------------              -----

NOMINEES FOR ELECTION TO CLASS II OF THE BOARD:
Leonard Glazer....................................     78   Director                                          1979
Lai Kin...........................................     70   Director and Chairman of Durable Electrical       1989
                                                                Metal Factory Limited

Raymond So........................................     51   Director and Managing Director of Durable         1995
                                                                Electrical Metal Factory Limited
Paul K. Sugrue....................................     55   Director                                          2000
Arnold Thaler.....................................     62   Director and Senior Vice President                1996

CONTINUING MEMBERS OF THE BOARD:

CLASS I DIRECTORS
Susan J. Ganz.....................................     41   Director                                          1996
Barbara Friedson Garrett..........................     48   Director and Senior Vice President                1984
J. Maurice Hopkins................................     53   Director                                          1999
Thomas J. Kane....................................     59   Director                                          1996
Felix S. Sabates..................................     58   Director                                          1991


CLASS III DIRECTORS
Frederick E. Fair.................................     68   Director                                          1999
David M. Friedson.................................     45   Chairman of the Board and Chief Executive         1982
                                                                Officer

Desmond Lai.......................................     39   Director and Director of Durable Electrical       1996
                                                                Metal Factory Limited
Jerald I. Rosen...................................     73   Director                                          1963
Harry D. Schulman.................................     49   President, Chief Operating Officer and            1999
                                                                Secretary



CLASS I DIRECTORS

         SUSAN J. GANZ has served as President and Chief Executive Officer of each of Lion Brothers Co. Ltd. (and as a senior officer of certain of its direct and indirect subsidiaries and affiliates), a manufacturer of embroidered emblems, and Chesapeake Cap Company, Inc., a manufacturer of headwear, for more than the last five years.

         BARBARA FRIEDSON GARRETT has served as Senior Vice President of Applica since November 1998. Prior to that time, Ms. Garrett held various other senior management positions with Applica. Ms. Garrett is the sister of David M. Friedson.

         J. MAURICE HOPKINS has served as President of Merchandise Sales Corporation, a consumer products sales and marketing company, for more than the last five years.

         THOMAS J. KANE has served as President of T.J.K. Sales, Inc., an independent sales representative, since he founded the company in 1978. See "Certain Relationships and Related Transactions" for a description of business conducted between T.J.K. Sales, Inc. and Applica.

         FELIX S. SABATES has been Chief Executive Officer of Top Sales Company, Inc., an independent sales representative, since he founded the company in January 1965. See "Certain Relationships and Related Transactions" for a description of business conducted between Top Sales Company, Inc. and Applica. Mr. Sabates is now the Chief Executive Officer of FSS Holdings, Inc.

CLASS II DIRECTORS

         LEONARD GLAZER retired in 1992 and is a private investor. For more than five years prior thereto, Mr. Glazer was President of Professional Engineering International, Inc., an engineering consulting firm.

         LAI KIN has been Chairman of Durable Electrical Metal Factory Limited, a manufacturing subsidiary of Applica, since 1995. From 1973 to 1995, Mr. Lai was Managing Director of Durable. In addition, Mr. Lai has been Managing Director of Ourimbah Investment Ltd. since 1989. Ourimbah is a holding and investment company and owns approximately 8% of the outstanding common stock of Applica. Lai Kin is the father of Desmond Lai. Applica has agreed to use its best efforts to recommend to its shareholders and directors that Mr. Lai remain a member of the Board of Directors for such time as Mr. Lai continues to be an indirect shareholder of Applica and continues to be employed by Durable and/or any other affiliate of Applica.

         RAYMOND SO has served as Managing Director of Durable since February 1996. From February 1996 to June 1998, he served as a Senior Vice President of Applica. Prior thereto and beginning in 1986, Mr. So held various senior executive management positions with Durable.

         PAUL K. SUGRUE has been the Dean of the University of Miami School of Business Administration since 1992 and was Associate Dean from 1984 to 1988. From 1988 to 1992, Mr. Sugrue served as Vice Provost of the University of Miami.

         ARNOLD THALER has served as a Senior Vice President of Applica since November 1998. Mr. Thaler has been employed with Applica since 1979 and held various other senior management positions during that time.

CLASS III DIRECTORS

         FREDERICK E. FAIR retired in 1998 and is a private investor. For more than five years prior to his retirement, Mr. Fair was a Senior Vice President of Institutional Sales of Raymond James Financial, Inc., an investment banking firm.

         DAVID M. FRIEDSON has served as Chairman of the Board of Applica Incorporated since April 1996 and Chief Executive Officer since January 1987. From January 1985 to January 2001, Mr. Friedson served as President of Applica and from June 1976 to January 1985, Mr. Friedson held various other senior management positions. Mr. Friedson is the brother of Barbara Friedson Garrett.

         DESMOND LAI has served as a director of Durable since March 1993 and has held various senior management positions with Durable for more than the last five years. Desmond Lai is the son of Mr. Lai Kin.

         JERALD I. ROSEN was Secretary of Applica from 1977 until December 1998. Mr. Rosen has been engaged in the practice of law since 1969 and has been a Certified Public Accountant since 1952.

         HARRY D. SCHULMAN has served as President of Applica Incorporated since January 2001 and Chief Operating Officer since November 1, 1998. Mr. Schulman has also served as Secretary of Applica since January 1999. From March 1990 to January 2001, Mr. Schulman served as Chief Financial Officer of Applica. From February 1998 until June 1998, he served as a Senior Vice President and from February 1993 until June 1998, Mr. Schulman served as Executive Vice President - Finance and Administration. Prior thereto, he held other senior finance positions with Applica.

HOW ARE DIRECTORS COMPENSATED?

         BASE COMPENSATION. Salaried employees of Applica do not receive any additional cash compensation for serving as a director or committee member. Applica pays fees to non-employee directors of $2,500 per month for service on the Board of Directors. We also pay a fee of $750 to non-employee directors for each Board of Directors' meeting and each committee meeting attended.

         STOCK OPTIONS. On June 1, 2000, each director of Applica (including employee directors) received options to acquire 1,500 shares of common stock at a price of $14.75 per share, the fair market value of the common stock on such date. Applica intends to continue to grant its non-employee directors 1,500 options on June 1st of each year.

HOW OFTEN DID THE BOARD MEET DURING 2000?

         The Board of Directors held six meetings and acted four times in writing during 2000. All of the directors, other than Messrs. Lai Kin, Raymond So and Desmond Lai, attended more than 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which such person served. Messrs. Lai Kin, Raymond So and Desmond Lai are residents of Hong Kong.

WHAT COMMITTEES HAS THE BOARD ESTABLISHED?

         The Board of Directors of Applica has Nominating, Compensation and Audit Committees. The members of each committee have been appointed by the Board of Directors to serve until their respective successors are elected and qualified.

         NOMINATING COMMITTEE. The Nominating Committee considers nominees for membership on the Board of Directors who are recommended by Applica's shareholders. Under Applica's Bylaws, nominations for director may be made by a shareholder entitled to vote who delivers notice to Applica not less than 90 days nor more than 120 days prior to the first anniversary of the date of the notice of the preceding year's annual meeting. Such shareholder's notice to the Secretary must set forth:

         o as to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

         o as to the shareholder giving the notice, (A) the name and address of such shareholder and (B) the class and number of shares of Applica which are beneficially owned by such shareholder and also which are owned of record by such shareholder; and

         o as to the beneficial owner, if any, on whose behalf the nomination is made, (A) the name and address of such person and (B) the class and number of shares of Applica which are beneficially owned by such person.

         Applica may also require any proposed nominee to furnish such other information as may reasonably be required by it to determine the eligibility of such proposed nominee as a director. The Nominating Committee, which is composed of Mr. Friedson (Chairman), Messrs. Glazer, Rosen and Sabates, did not meet in 2000.

         COMPENSATION COMMITTEE. The Compensation Committee determines the cash and other incentive compensation, if any, to be paid to the executive officers. The Compensation Committee is also responsible for the administration and award of stock options under Applica's stock option plans, as well as the award of non-qualified stock options issued pursuant to individual stock option agreements. The Compensation Committee is composed of Messrs. Rosen (Chairman) and Glazer, each of whom is an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986. The Compensation Committee met two times and acted four times in writing in 2000.

         AUDIT COMMITTEE. The functions of the Audit Committee and its activities during fiscal 2000 are described below under the heading Report of the Audit Committee. The Audit Committee met five times and acted one time in writing in 2000 and is currently composed of Messrs. Sugrue, Glazer and Rosen (Chairman).

         During the year, the Board examined the composition of the Audit Committee in light of the adoption by the New York Stock Exchange of new rules governing audit committees. Based upon this examination, the Board confirmed that Messrs. Sugrue and Glazer are "independent" within the meaning of the Exchange's new rules. Mr. Rosen is not considered "independent" because, even though he was not an employee of Applica and received no compensation for his services, he served as Secretary of Applica within the past three years (until December 1998). However, the Board of Directors determined on July 31, 2000, in accordance with applicable NYSE rules, that Mr. Rosen's service as a member of the Audit Committee was in the best interest of Applica and its shareholders because of his experience as a certified public accountant.

                          REPORT OF THE AUDIT COMMITTEE

         THE FOLLOWING REPORT OF THE AUDIT COMMITTEE DOES NOT CONSTITUTE SOLICITING MATERIAL AND SHOULD NOT BE DEEMED FILED OR INCORPORATED BY REFERENCE INTO ANY OTHER FILING OF APPLICA UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT APPLICA SPECIFICALLY INCORPORATES THIS REPORT BY REFERENCE THEREIN.

         During fiscal 2000, the Audit Committee of the Board of Directors developed a charter for the Committee, which was approved by the full Board on July 31, 2000. The complete text of the new charter, which reflects standards set forth in new SEC regulations and New York Stock Exchange rules, is reproduced in the appendix to this proxy statement. As set forth in more detail in the charter, the primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing:

         o  Applica's financial reports;

         o Applica's systems of internal controls regarding finance and accounting that management and the Board have established; and

         o Applica's auditing, accounting and financial reporting processes generally.

         Consistent with this function, the Audit Committee encourages continuous improvement of, and fosters adherence to, Applica's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are:

         o To oversee that management has maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices of Applica;

         o To review and appraise the audit efforts of Applica's independent accountants and internal auditing department; and

         o To provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department and the Board of Directors.

         The Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Committee's charter. To carry out its responsibilities, the Committee met five times during fiscal 2000. These meetings included private sessions with Applica's independent auditors at which candid discussions of financial management, accounting and internal control issues took place.

         In overseeing the preparation of Applica's financial statements, the Committee met with both management and Applica's independent accountants to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Committee discussed the statements with both management and the outside auditors. The Committee's review included discussion with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication With Audit Committees).

         With respect to Applica's outside auditors, the Committee, among other things, received and discussed with Grant Thornton LLP their written report on matters relating to their independence, including the disclosures made to the Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and considered with the auditors whether the provision of non-audit services provided by them to Applica during 2000 was compatible with the auditors' independence.

         Finally, the Committee continued to monitor the scope and adequacy of Applica's internal auditing program, including proposals for adequate staffing and to strengthen internal procedures and controls where appropriate. On the basis of these reviews and discussions, the Committee recommended to the Board of Directors that the Board approve the inclusion of Applica's audited financial statements in Applica's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission.

                                                      THE AUDIT COMMITTEE

                                                      Leonard Glazer
                                                      Jerald I. Rosen
                                                      Paul K. Sugrue

                             EXECUTIVE COMPENSATION

         SUMMARY COMPENSATION TABLE. The following table sets forth the aggregate compensation paid during 2000, 1999 and 1998 to Applica's Chief Executive Officer (the "CEO") and each of the four most highly compensated executive officers other than the CEO. The CEO and such other executive officers are sometimes referred to herein as the "Named Executive Officers."

                                                                                       LONG-TERM
                                                                                      COMPENSATION
                                                                                     -------------
                                                                                         AWARDS
                                                                                     -------------
                                                                                      SECURITIES
                                                             ANNUAL                    UNDERLYING        ALL OTHER
                                                        COMPENSATION (1)              OPTIONS/SARS      COMPENSATION
                                                   -------------------------          ------------      ------------
NAME AND PRINCIPAL POSITION               YEAR     SALARY ($)       BONUS ($)            (#)(2)             ($)
---------------------------               ----     ----------       ---------            ------             ---
DAVID M. FRIEDSON.................        2000      1,000,012      250,000               501,500           7,903(3)
   Chairman and Chief                     1999      1,000,012    2,000,000               101,500           3,284
   Executive Officer                      1998      1,014,710    5,000,000             1,036,500           2,357

LAI KIN...........................        2000        443,077      135,962                 1,500              --
   Chairman of Durable Electrical         1999        419,691      127,477                 1,500              --
   Metal Factory Limited                  1998        396,903      116,193                 1,500              --

HARRY D. SCHULMAN.................        2000        395,018      100,000                76,500          11,325(4)
   President, Chief Operating             1999        382,841      500,000                41,500           3,462
   Officer and Secretary                  1998        347,365      500,000               120,000           2,609

RAYMOND SO........................        2000        410,898      150,128                51,500              --
   Managing Director of Durable           1999        377,606      219,370                41,500              --
   Electrical Metal Factory Limited       1998        349,935      505,613               111,500              --

MICHAEL J. MICHIENZI .............        2000        303,706       45,000                40,000          15,840(6)
   President and General Manager,         1999        275,537      200,000                    --           3,490
   Sales and Marketing, of Applica        1998        110,075(5)    77,000                70,000           3,532
   Consumer Products, Inc.


------------------------

(1) The column for "Other Annual Compensation" has been omitted because there is no compensation required to be reported in such column. The aggregate amount of perquisites and other personal benefits provided to each Named Executive Officer, including car allowances, did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus of such officer.

(2) See "Option/SAR Grants Table" and "Aggregate Option/SAR Exercises and Year-End Option/SAR Value Table" below for additional information about these options. Applica has not granted any SARs.

(3) The amount indicated consists of life insurance premiums of $3,903 paid by Applica and matching contributions made by Applica of $4,000 to its 401(k) Profit Sharing Plan.

(4) The amount indicated consists of life insurance premiums of $7,325 paid by Applica and matching contributions made by Applica of $4,000 to its 401(k) Profit Sharing Plan.

(5)  Mr. Michienzi began his employment with Applica in June 1998.

(6) The amount indicated consists of life insurance premiums of $7,077 paid by Applica, matching contributions made by Applica of $4,000 to its 401(k) Profit Sharing Plan and $4,763 paid to Mr. Michienzi in connection with the termination of a pension plan for ex-Black & Decker employees.

         OPTION/SAR GRANTS TABLE. The following table sets forth certain information concerning grants of stock options made during 2000 to each of the Named Executive Officers. Applica did not grant any stock appreciation rights in 2000.

                      OPTION/SAR GRANTS IN FISCAL YEAR 2000


                               NUMBER OF        % OF TOTAL
                              SECURITIES       OPTIONS/SARS
                              UNDERLYING        GRANTED TO                                           GRANT DATE
                             OPTIONS/SARS        EMPLOYEES     EXERCISE ON BASE    EXPIRATION           FAIR
NAME                          GRANTED (1)     IN FISCAL YEAR     PRICE ($/SH)         DATE          VALUE ($)(2)
----                          -----------     --------------    ---------------    -----------      ------------

David M. Friedson.....            1,500              *              $14.75           6/01/10            $13,710
                                500,000             59.3%           $3.625          12/06/05         $1,135,000

Lai Kin...............            1,500              *              $14.75           6/01/10            $13,710

Harry D. Schulman.....            1,500              *              $14.75           6/01/10            $13,710
                                 75,000              8.9%           $3.625          12/06/05           $170,250

Raymond So............            1,500              *              $14.75           6/01/10            $13,710
                                 50,000              5.9%           $3.625          12/06/05            113,500

Michael J. Michienzi..           30,000              3.6%           $10.00           7/31/05           $186,600
                                 10,000              1.2%           $3.625          12/06/05            $22,700

------------------------

*    Less than 1%

(1)  The options were granted pursuant to Applica's 2000 Stock Option Plan.

(2) Based on the binomial option pricing model adapted for use in valuing executive stock options. The estimated values under that model are based on certain assumptions as to variables such as interest rates, stock price volatility, future dividend yields and estimated holding periods. The actual value, if any, that an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance that the value realized by an executive will be at or near the value estimated by the binomial model.

                                    * * * * *

         AGGREGATE OPTION/SAR EXERCISES AND YEAR-END OPTION/SAR VALUE TABLE. The following table sets forth certain information concerning stock options exercised during 2000 and unexercised stock options held by the Named Executive Officers as of the end of 2000.

     AGGREGATED OPTION/SAR EXERCISES IN FISCAL YEAR 2000 AND FISCAL YEAR-END
                                OPTION/SAR VALUES



                                                                                NUMBER OF
                                                                               SECURITIES           VALUE OF
                                                                               UNDERLYING          UNEXERCISED
                                                                               UNEXERCISED        IN-THE-MONEY
                                                                             OPTIONS/SARs AT     OPTIONS/SARs AT
                                                                               2000 FISCAL         2000 FISCAL
                                                                              YEAR-END (#)       YEAR-END ($)(1)
                                         SHARES ACQUIRED       VALUE         EXERCISABLE (E)     EXERCISABLE (E)
NAME                                     ON EXERCISE (#)    REALIZED ($)    UNEXERCISABLE (U)   UNEXERCISABLE(U)
----                                     ---------------    ------------    -----------------   ----------------
David M. Friedson................                 --                 --       1,242,706(E)         $625,000(E)
                                                                                379,834(U)               $0(U)
Lai Kin..........................                 --                 --          45,500(E)           $1,774(E)
                                                                                  1,500(U)               $0(U)
Harry D. Schulman................                 --                 --         189,833(E)          $93,750(E)
                                                                                 78,167(U)               $0(U)
Raymond So.......................                 --                 --         160,166(E)          $62,500(E)
                                                                                 64,834(U)               $0(U)
Michael J. Michienzi.............                 --                 --          13,333(E)               $0(E)
                                                                                 96,667(U)          $12,500(U)


------------------------

(1) Based on the closing price of Applica's common stock on the New York Stock Exchange on December 29, 2000, which was $4.875.

                                    * * * * *

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         THE FOLLOWING REPORT OF THE COMPENSATION COMMITTEE AND THE PERFORMANCE GRAPH INCLUDED ELSEWHERE IN THIS PROXY STATEMENT DO NOT CONSTITUTE SOLICITING MATERIAL AND SHOULD NOT BE DEEMED FILED OR INCORPORATED BY REFERENCE INTO ANY OTHER FILING OF APPLICA UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT APPLICA SPECIFICALLY INCORPORATES THIS REPORT OR THE PERFORMANCE GRAPHS BY REFERENCE THEREIN.

         The Compensation Committee of the Board of Directors is responsible for administering the executive compensation and stock option program of Applica.

         PHILOSOPHY. The Compensation Committee's executive compensation philosophy is to provide competitive levels of compensation, integrate the compensation of its executive officers with the achievement of Applica's annual and long-term performance goals, reward above average corporate performance, recognize individual initiative and achievement, particularly with respect to special projects and assignments, and assist Applica in attracting and retaining qualified management. To meet these objectives, the Compensation Committee attempts to set the compensation of its executive officers at levels that it believes are competitive with other companies of the same size in Applica's industry in light of its current and anticipated performance. The Compensation Committee endorses the position that equity interests in Applica held by management are beneficial in aligning executive officers' and shareholders' interests in the enhancement of shareholder value.

         COMPONENTS OF EXECUTIVE COMPENSATION. Compensation of Applica's executive officers consists of both cash payments and grants of stock options. The annual cash compensation consists of a base salary and an annual bonus. Long-term incentives are provided through the grant of incentive and non-qualified stock options under Applica's stock option plans and non-qualified stock options issued pursuant to individual stock option agreements.

         BASE SALARIES. The Compensation Committee attempts to set base salaries of its executive officers at levels that it believes are competitive with other companies of the same size in Applica's industry. Information about appropriate salary levels has been determined by reviewing the public disclosure of

Applica's competitors and through Applica's recruiting activities. Except as described below, salaries are reviewed annually, and any increases are based on competitive practices as well as the performance of Applica and the executive officer.

         All eight of Applica's executive officers (including the five Named Executive Officers) are parties to employment agreements with Applica. Each of these employment agreements provides for an annual salary increase equal to the increase in the Consumer Price Index.

         BONUSES. Cash bonuses have been a standard and expected component of compensation at Applica. Annual bonuses were paid for the 2000 fiscal year to executive officers and other senior management. Under their employment agreements, the executive officers are entitled to an annual performance bonus based upon the achievement by Applica of certain objective earnings goals and the completion of personal performance goals set by the Compensation Committee each year. The performance bonuses range between 15% and 115% of their base salary, depending on individual performance and the performance of Applica. Additionally, the executive officers are entitled to an annual synergies bonus based upon objective performance goals set by the Compensation Committee in integrating the Black & Decker Household Products division into Applica. This bonus can be between 5% and 40% of their base salary. Certain executive officers are also entitled to a one-time cash bonus in 2002 if Applica achieves certain cumulative synergies from such integration.

         In 1997, Applica's shareholders approved the 1997 Cash Bonus Performance Plan pursuant to which the Compensation Committee may provide participating executive officers with bonuses which qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code. One of the five Named Executive Officers received bonuses pursuant to such plan based on Applica's earnings for the 2000 fiscal year. Cash bonuses of between one and three months' base salaries were paid to almost all persons employed by Applica's subsidiaries in Hong Kong, in accordance with the customary practice in Hong Kong. Messrs. Lai Kin and Raymond So, along with other members of the senior management of Durable Electrical Metal Factory Limited, are paid bonuses in excess of such amounts, primarily because of their contribution to the successful operation of that company.

         STOCK OPTIONS. The Compensation Committee grants stock options to Applica's executive officers pursuant to its stock option plans and individual stock option agreements. The Compensation Committee has the authority to determine the individuals to whom stock options are awarded, the terms upon which option grants are made, the duration of the options and the number of shares subject to each option. The size of the option grants are generally based on the position level of the recipient. Through the award of stock options, the objective of aligning executive officers' long range interests with those of the shareholders is met by providing the executive officers with the opportunity to build a meaningful stake in Applica.

         It is the Compensation Committee's intention that, over time, compensation opportunities from option grants will constitute a significant portion of each executive officer's total compensation. However, there are not automatic grants to each executive officer every year. Instead, the Compensation Committee reviews the performance of Applica overall and of each individual executive officer, as well as past option grants to each executive officer, and makes decisions about recipients and grant sizes for the year. In 2000, the Named Executive Officers received stock option grants for an aggregate of 671,000 shares of common stock.

         COMPENSATION OF CHIEF EXECUTIVE OFFICER. The Compensation Committee considered a number of factors in determining the over-all compensation to be paid to Applica's Chief Executive Officer, including levels generally paid to executives in Applica's industry, Applica's performance, the Chief Executive Officer's contribution to Applica's development and Applica's short- and long-term prospects. Pursuant to Mr. Friedson's employment agreement, he receives a base salary of $1,000,000. The Compensation Committee did not grant Mr. Friedson a raise in 2000. Mr. Friedson is also entitled to an annual performance bonus based upon the achievement by Applica of certain objective earnings goals and the completion of personal performance goals set by the Compensation Committee each year. The performance bonus can be between 85% and 115% of his base salary, depending on his performance and the performance of Applica. Additionally, Mr. Friedson is entitled to an annual synergies bonus based upon objective performance goals set by the Compensation Committee in integrating the Black & Decker Household Products division into Applica. This bonus can be between 20% and 40% of his base salary. The Compensation Committee approved the granting of a 2000 bonus of $250,000 for Mr. Friedson, a portion of which was paid pursuant to Applica's 1997 Cash Bonus Performance Plan.

         Mr. Friedson also was granted 500,000 options at $3.625 per share pursuant to Applica's 2000 Stock Option Plan. Additionally, he was granted 1,500 options at $14.75 per share pursuant to the 2000 options plan for his services as a director of Applica.

                                         THE COMPENSATION COMMITTEE

                                         Leonard Glazer
                                         Jerald I. Rosen

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee of the Board of Directors consists of Jerald
I. Rosen and Leonard Glazer. Mr. Rosen served as Secretary of Applica through December 1998, although he was not compensated for his services in such capacity. Messrs. Rosen and Glazer are independent directors of Applica and are not affiliated with any principal shareholder of Applica.

COMPARATIVE PERFORMANCE BY APPLICA

         Set forth below is a five-year graphic comparison of the yearly percentage change in Applica's cumulative shareholder return on its common stock with the cumulative total return of the Standard & Poor's 500 Stock Index and the Standard & Poor's SmallCap 600 Stock Index.

                                (graphic omitted)





      FISCAL YEAR               APPLICA         SMALLCAP 600        S&P 500
      -----------               -------         ------------        -------

         1995                    $100               $100              $100
         1996                    $184               $121              $123
         1997                    $324               $152              $164
         1998                    $111               $157              $211
         1999                    $244               $176              $255
         2000                     $70               $197              $232
-------------------------

NOTE: THE COMPARISONS IN THIS TABLE ARE REQUIRED BY THE SEC AND ARE NOT INTENDED TO FORECAST OR BE INDICATIVE OF POSSIBLE FUTURE PERFORMANCE OF THE APPLICA COMMON STOCK. Assumes that $100 was invested on December 31, 1995 in the Applica common stock, the S&P 500 Index and the S&P SmallCap 600 Index and that dividends were reinvested quarterly.

EMPLOYMENT AGREEMENTS

         DAVID M. FRIEDSON. In June 1999, Applica Incorporated entered into a new employment agreement with David M. Friedson, its Chairman of the Board and Chief Executive Officer. Under this agreement, Mr. Friedson is employed for continuous five-year periods such that on each anniversary of the agreement, the term is automatically extended for an additional year unless written notice of an intention not to extend is given by either party. The agreement provides for minimum annual base salary, subject to adjustment based on the increase in the consumer price index, in addition to other benefits and annual stock option grants at the discretion of the Compensation Committee. Mr. Friedson's base salary was $1,000,000 at December 31, 2000. The agreement also provides for an automobile allowance of $2,000 per month. Under the agreement, Mr. Friedson is entitled to an annual performance bonus based upon Applica's achievement of certain objective earnings goals and his completion of personal performance goals set by the Compensation Committee each year. The performance bonus can be between 85% and 115% of his base salary, depending on his performance. Additionally, Mr. Friedson is entitled to an annual synergies bonus based upon objective performance goals set by the Compensation Committee in integrating the Black & Decker Household Products division into Applica. This bonus can be between 20% and 40% of his base salary. Mr. Friedson is also entitled to such additional bonuses as may be determined from time to time by the Compensation Committee.

         Mr. Friedson's employment agreement contains certain non-competition, non-disclosure and non-solicitation covenants. Mr. Friedson can be terminated for cause, in which case all obligations of Applica under the agreement immediately terminate, or without cause, in which case he is entitled to a lump sum payment equal to (1) five times his annual base salary and (2) five times his prior year performance bonus, plus specified welfare benefits. If, at any time during the term of the agreement, there is a change in control of Applica and within one year after such change in control, (1) Mr. Friedson is terminated without cause or (2) if he terminates his employment under specific circumstances, then Applica must pay Mr. Friedson a lump sum equal to five times his base salary and five times his prior year performance bonus, along with specified welfare benefits. Additionally, any outstanding options held by Mr. Friedson may be exercised and the underlying shares sold without restrictions imposed by Applica. Pursuant to his employment agreement, if any portion of the change-in-control payment made to Mr. Friedson is subject to an excise tax pursuant to Section 4999 of the Internal Revenue Code, Applica must also make a payment to him in an amount equal to the excise tax imposed.

         Upon the termination of his employment contract (other than as a result of a change in control), Mr. Friedson will be retained by Applica as an advisor and consultant for a five year term, which is automatically extended for an additional year on each anniversary of the term. Mr. Friedson's annual compensation during such advisory term will be 60% of his average annual base salary and bonuses for the three years prior to the start of such term. If there is a change in control of Applica during the advisory term, Mr. Friedson has the option of terminating his services. In such event, Applica must pay Mr. Friedson a lump sum equal to the compensation he would have earned during the remainder of the term, discounted by 10% for each year by which such payments are accelerated.

         LAI KIN. Durable Electrical Metal Factory Limited, Applica's Hong-Kong manufacturing subsidiary, has entered into an employment agreement with Lai Kin. This agreement provides for the employment of Mr. Lai as Chairman of Durable for an initial term of three years, which term is automatically extended each year for an additional one-year period unless written notice of an intention not to extend is given by either party. Under this agreement, Mr. Lai is entitled to a minimum annual base salary which, as of December 31, 2000, was $443,077, subject to adjustment in subsequent periods according to changes in the consumer price index, in addition to other benefits. If at any time during the term of this agreement, there is a change in control of Applica, then Mr. Lai has the option of terminating his employment upon 60 days' notice and, in such event, Applica shall pay Mr. Lai a lump sum amount equal to three times his current annual salary. Such lump sum payment would be in lieu of any compensation that would otherwise be due thereafter under these agreements. Additionally, any outstanding options held by Mr. Lai may be exercised and the underlying shares sold without restrictions imposed by Applica.

         Upon Mr. Lai's resignation or termination as Chairman of Durable, Applica has agreed to employ him as a consultant to Applica and Durable and any of their affiliates at a salary equal to 60% of his annual base salary from Durable in the fiscal year immediately preceding his resignation or termination from Durable. Pursuant to this agreement, Mr. Lai will be employed as a consultant for a three-year period which is automatically extended by one year on the first day of the second year of each three-year period unless two years' prior written notice is given to terminate the agreement, in which event the term of the agreement will be automatically extended for one additional year beyond the expiration of the then-current three year period. This agreement also provides for welfare benefits and contains certain non-competition and non-disclosure covenants. If at any time during the term of this agreement, there is a change in control of Applica, then Mr. Lai has the option of terminating his services under certain specified circumstances and, in such event, Applica shall pay Mr. Lai a lump sum equal to three times his current consulting fee. Such lump sum payment would be in lieu of any compensation that would otherwise be due thereafter under these agreements.

         HARRY D. SCHULMAN. In August 1999, Applica Incorporated entered into a new employment agreement with Harry D. Schulman, its President, Chief Operating Officer and Secretary. Under this agreement, Mr. Schulman is employed for continuous three-year periods such that on each anniversary of the agreement, the term is automatically extended for an additional year unless written notice of an intention not to extend is given by either party. The agreement provides for minimum annual base salary, subject to adjustment based on the increase in the consumer price index, in addition to other benefits and annual stock option grants at the discretion of the Compensation Committee. Mr. Schulman's annual base salary was $395,000 at December 31, 2000. The agreement also provides for an automobile or monthly automobile allowance. Under the agreement, Mr. Schulman is entitled to an annual performance bonus based upon Applica's achievement of certain objective earnings goals and his completion of personal performance goals set by the Compensation Committee each year. The performance bonus can be between 35% and 75% of his base salary, depending on his performance. Additionally, Mr. Schulman is entitled to an annual synergies bonus based upon objective performance goals set by the Compensation Committee in integrating the Black & Decker Household Products division into Applica. This bonus can be between 5% and 25% of his base salary. Mr. Schulman is also entitled to such additional bonuses as may be determined from time to time by the Compensation Committee.

         Mr. Schulman's employment agreement contains certain non-competition, non-disclosure and non-solicitation covenants. Mr. Schulman can be terminated for cause, in which case all obligations of Applica under the agreement immediately terminate, or without cause, in which case he shall be entitled to a lump sum payment equal to (1) three times his annual base salary and (2) three times his prior year performance bonus, plus specified welfare benefits If, at any time during the term of the agreement, there is a change in control of Applica and within one year after such change in control (1) Mr. Schulman is terminated without cause or (2) if he terminates his employment under specific circumstances, then Applica must pay Mr. Schulman a lump sum equal to three times his base salary and three times his prior year performance bonus, along with specified welfare benefits. Additionally, any outstanding options held by Mr. Schulman may be exercised and the underlying shares sold without restrictions imposed by Applica. Pursuant to his employment agreement, if any portion of the change-in-control payment made to Mr. Schulman is subject to an excise tax pursuant to Section 4999 of the Internal Revenue Code, Applica must also make a payment to him in an amount equal to the excise tax imposed.

         RAYMOND SO. Durable Electrical Metal Factory Limited, Applica's Hong-Kong based manufacturing subsidiary, has entered into an employment agreement and Raymond So, its Managing Director. The agreement is for an initial term of three years, which term is automatically extended each year for an additional one-year period unless written notice of an intention not to extend is given by either party. Under this agreement, Mr. So is entitled to a minimum annual base salary which, as of December 31, 2000, was $411,000, subject to adjustment in subsequent periods according to changes in the consumer price index, in addition to other benefits. If at any time during the term of this agreement, there is a change in control of Applica, then Mr. So has the option of terminating his employment upon 60 days' notice and, in such event, Applica shall pay Mr. So a lump sum amount equal to three times his current annual salary. Such lump sum payment would be in lieu of any compensation that would otherwise be due thereafter under these agreements. Additionally, any outstanding options held by Mr. So may be exercised and the underlying shares sold without restrictions imposed by Applica.

         MICHAEL J. MICHIENZI. In July 2000, Applica Consumer Products, Inc. entered into a new employment agreement with Michael J. Michienzi, its President and General Manager, Sales and Marketing. Under this agreement, Mr. Michienzi is employed until June 30, 2003, which term is automatically extended each year for an additional one-year period unless written notice of an intention not to extend is given by either party. The agreement provides for minimum annual base salary which, at December 31, 2000, was $309,322, subject to adjustment based on the increase in the consumer price index, in addition to other benefits and annual stock option grants at the discretion of the Compensation Committee. The agreement also provides for an automobile allowance of $975 per month. Under the agreement, Mr. Michienzi is entitled to an annual performance bonus based upon

Applica's achievement of certain objective earnings goals and his completion of personal performance goals set by the Compensation Committee each year. The performance bonus can be between 20% and 50% of his base salary, depending on his performance. Additionally, Mr. Michienzi is entitled to an annual synergies bonus based upon objective performance goals set by the Compensation Committee in integrating the Black & Decker Household Products division into Applica. This bonus can be between 5% and 25% of his base salary. Mr. Michienzi is also entitled to a one-time cash bonus in 2002 if Applica achieves certain cumulative synergies from such integration.

         Mr. Michienzi's agreement contains certain non-competition, non-disclosure and non-solicitation covenants. Mr. Michienzi can be terminated for cause, in which case all obligations of the company under the agreement immediately terminate, or without cause, in which case he is entitled to a lump sum payment equal to 2.5 times his base salary and 2.5 times his prior year performance bonus, plus specified welfare benefits. If, at any time during the term of the agreement, there is a change in control of Applica and within one year after such change in control (1) Mr. Michienzi is terminated without cause or (2) if he terminates his employment under specific circumstances, the company must pay Mr. Michienzi a lump sum equal to 2.5 times his base salary and 2.5 times his prior year performance bonus, along with specified welfare benefits. Additionally, any outstanding options held by Mr. Michienzi may be exercised and the underlying shares sold without restrictions imposed by Applica. Pursuant to his employment agreement, if any portion of the change-in-control payment made to Mr. Michienzi is subject to an excise tax pursuant to Section 4999 of the Internal Revenue Code, the company must also make a payment to him in an amount equal to the excise tax imposed.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         DURABLE MATTERS. In April 1994, in connection with the purchase by Applica of the remaining 20% of the outstanding shares of capital stock of its Hong Kong manufacturing subsidiary, Durable Electrical Metal Factory Limited, from Ourimbah Investment Ltd., Applica agreed, upon a change of control of Applica (as defined in such agreement), to make an additional payment to Ourimbah in respect of the shares of Durable being purchased under the agreement. The payment is equal to the greater of (i) the same multiple of earnings per share paid for the shares of common stock of Applica received in connection with such change of control or (ii) the same multiple of net asset value per share paid for the shares of common stock of Applica received in connection with such change of control. In addition, Applica agreed to use its best efforts to recommend to the shareholders and directors of the Company that two individuals to be nominated by Mr. Lai Kin and deemed suitable by the Company be appointed as members of Applica's Board of Directors. Applica further agreed to maintain the composition of Durable's Board of Directors equally divided between designees of Ourimbah and persons selected by Applica. Accordingly, for so long as (i) such designees of Ourimbah who are present members of the Board of Directors of Durable remain shareholders of Ourimbah, and (ii) Ourimbah remains a shareholder of Applica, Applica must vote its shares of Durable to appoint such designees of Ourimbah to the Durable Board. When any member of the Durable Board who has been designated by Ourimbah ceases to be a shareholder of Ourimbah, such designee shall no longer be entitled to serve on the Durable Board, and Applica shall have the right to designate a replacement member to the Durable Board in its sole discretion.

         Additionally, Applica has agreed to use its best efforts to recommend to its shareholders and directors that Lai Kin, a director of Applica, the Chairman of Durable and the Managing Director of Ourimbah Investment Ltd., be appointed as, and remain a member of, Applica's Board of Directors for such time as Mr. Lai (or Ourimbah) continues to be a shareholder of Applica and continues to be employed by Durable and/or any other affiliate of Applica.

         LOANS. Applica has a loan outstanding to David M. Friedson, its Chairman of the Board and Chief Executive Officer. At December 31, 2000, the balance of such loan was approximately $1,111,000. The loan, which is unsecured, bears interest at LIBOR plus 1.5% per annum (7.7% at December 31, 2000) and is payable upon demand. Interest only is payable on an annual basis.

         In April 1999, Applica sold 210,000 shares of its common stock to Mr. Friedson at the fair market value of $7.125 per share and provided a loan in the amount of $1,496,250 that was used in connection with the purchase of such shares. The loan is on a full recourse basis and is secured by shares of common stock held by Mr. Friedson. The loan is due in April 2002 and bears interest at the rate of LIBOR plus 2.75% per annum (9.19% at December 31, 2000). Interest is payable on the due date. The amount due to Applica, including accrued interest, at December 31, 2000 was approximately $1,722,000.

         Applica Consumer Products, Inc. has a loan outstanding to Harry D. Schulman, its President, Chief Operating Officer and Secretary. At December 31, 2000, the balance of such loan was approximately $100,000. The loan, which is unsecured, bears interest at 8.25% per annum and is payable on the earlier of
(i) August 1, 2002 or (ii) the termination of Mr. Schulman's employment agreement.

         Applica Consumer Products, Inc. has a loan outstanding to Terry L. Polistina, its Senior Vice President and Chief Financial Officer. At December 31, 2000, the balance of such loan was approximately $130,500. The loan, which is unsecured, bears interest at 8.25% per annum and is payable on the earlier of
(i) June 30, 2003 or (ii) the termination of Mr. Polistina's employment agreement.

         SALES REPRESENTATIVE RELATIONSHIPS. In 2000, Applica Consumer Products, Inc. paid T.J.K. Sales, Inc. approximately $184,000 representing consulting fees and commissions on sales of Applica's products made by such firm. Thomas J. Kane, a director of Applica, is the president of TJK Sales.

         In 2000, Applica Consumer Products, Inc. paid Top Sales, Inc. approximately $352,000 representing consulting fees and commissions on sales of Applica's products made by such firm. Felix Sabates, a director of Applica, was the sole shareholder and chief executive officer of Top Sales.

         LION BROTHERS. Redcliffe Import and Export Limited, a wholly owned subsidiary of Applica, currently owns a 20% equity interest in Lion Brothers Co.

Ltd. ("Lion Brothers"). Susan Ganz, a director of Applica, is President of Lion Brothers and is the owner, directly or indirectly through family members, of 80% of such company.

         OTHER. In 2000, Applica was a tour sponsor for Ballet Folklorico de Mexico de Amalia Hernandez and paid approximately $188,000 in connection therewith. Applica received radio, print and television promotions in theater displays and in theater promotions as part of its sponsorship package. Adam Friedson, through his company, Friedson Enterprises, is a producer of such show. Adam Friedson is the brother of David Friedson and Barbara Friedson Garrett.

         In 1983, Belvin Friedson, the founder of the company, entered into an employment agreement with Applica. Pursuant to his employment agreement, Mr. Friedson agreed to provide advisory services to Applica subsequent to his resignation as Chief Executive Officer. In 2000, Mr. Friedson received annual compensation from Applica of $375,000 under such agreement. He also participated in the executive life insurance plan and had use of a company car. Mr. Friedson is the father of David Friedson and Barbara Friedson Garrett.

                             INDEPENDENT ACCOUNTANTS

         Upon the recommendation of the Audit Committee, the Board of Directors appointed Grant Thornton LLP, independent certified public accountants, as the auditors of Applica and its subsidiaries for the fiscal year ending December 31, 2001. Grant Thornton LLP has audited the books and records of Applica since 1976. A representative of Grant Thornton LLP is expected to be present at the annual meeting to make a statement, if he desires to do so, and to respond to appropriate questions.

         AUDIT FEES. Fees paid to Grant Thornton LLP for the 2000 audit of the consolidated financial statements and the review of quarterly reports on Form 10-Q were approximately $559,000.

         FINANCIAL SYSTEMS DESIGN AND IMPLEMENTATION FEES. Grant Thornton LLP did not render any professional services to Applica in 2000 regarding financial information systems and implementation fees.

         ALL OTHER FEES. Fees paid to Grant Thornton LLP for all other professional services rendered to Applica during 2000 were approximately $745,000 and included audit related services of $118,000 and non-audit services of $627,000. Audit related services included fees for employee benefit plans, statutory audits and accounting advice. Non-audit services consisted of tax research and advice. The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the auditor's independence.

                  INFORMATION CONCERNING SHAREHOLDER PROPOSALS
                            AND DIRECTOR NOMINATIONS

         SHAREHOLDER PROPOSALS. Any shareholder who intends to present a proposal at the Company's 2002 Annual Meeting of Shareholders and who wishes to have their proposal included in the proxy statement for that meeting, must deliver the proposal, not exceeding 500 words in length, to the Secretary of Applica in writing not later than December 4, 2001.

         ADVANCE NOTICE PROCEDURES. Under Applica's Bylaws, nominations for director may be made only by the Board or a Board committee, or by a shareowner entitled to vote who delivers notice to Applica not less than 90 days nor more than 120 days prior to the first anniversary of the date of the notice of the preceding year's annual meeting. For Applica's meeting in the year 2002, we must receive this notice on or after December 4, 2001, and on or before January 3, 2002. Nominations that are timely received will be considered by the Nominating Committee of the Board of Directors.

         The Bylaws also provide that no business may be brought before an annual meeting except as specified in the notice of meeting or as otherwise brought before the meeting by or at the direction of the Board or by a shareholder entitled to vote who has delivered notice to the Company (containing certain information specified in the Amended and Restated Bylaws) within the time limits described above for delivering notice of a nomination for the election of a director. Therefore, any shareholder proposal submitted other than for inclusion in our proxy materials must be received within the time limits or will be considered untimely.

         A copy of the full text of the Bylaw provisions discussed above may be obtained by writing to Applica's Secretary at 5980 Miami Lakes Drive, Miami Lakes, Florida 33014-2467.

                                 OTHER BUSINESS

         As of the date of this proxy statement, the Board of Directors knows of no other business to be presented at the 2001 Annual Meeting of Shareholders. If any other business should properly come before the meeting, including any matter omitted from the proxy statement pursuant to the rules of the SEC, the persons named in the accompanying proxy will vote thereon in accordance with the recommendation of the Board of Directors, or, in the absence of such a recommendation, in accordance with their judgment.

         MAILING ADDRESS. The mailing address of our principal executive offices is 5980 Miami Lakes Drive, Miami Lakes, Florida 33014.

                                 By Order of the Board of Directors

                                 /s/ Harry D. Shulman

                                 Harry D. Schulman, President, Chief Operating Officer and Secretary

Miami Lakes, Florida
April 4, 2001

                                   APPENDIX A

                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                                     CHARTER

I.       PURPOSE

This primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the Corporation's financial reports; the Corporation's systems of internal controls regarding finance and accounting, that management and the Board have established; and the Corporation's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

o Oversee that management has maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Company;

o Review and appraise the audit efforts of the Corporation's independent accountants and internal auditing department.

o Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department, and the Board of Directors.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II.      COMPOSITION

The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee, as determined in accordance with the NYSE rules. In accordance with NYSE rules, all members of the Committee shall be "financially literate," i.e., familiar with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.     MEETINGS

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management, the director of the internal auditing department and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Corporation's quarterly financial statements consistent with IV.4, below.

IV.      RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Audit Committee shall:

         DOCUMENTS/REPORTS REVIEW

1. Review and update this Charter periodically, at least annually, as conditions dictate.

2.       Review the organization's annual financial statements.

3. Review significant regular internal reports to management prepared by the internal auditing department and management's response.

4. Review with financial management and the independent accountants the financial statements for inclusion in the Form 10-Q, as well as discuss the quality and acceptability of the Company's financial reporting. The complete Form 10-Q will be submitted to the Audit Committee for its review prior to its filing. The Chair of the Committee may represent the entire Committee for purposes of this review.

         INDEPENDENT ACCOUNTANTS

5. Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants' independence.

6 Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

7. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization's financial statements.

         INTERNAL AUDIT

8.       Review significant reports to management.

9. Meet with Internal Auditor and review findings and discuss management's responses.

10.      Concur with employment of Internal Auditor.

11. Review activities, organizational structure, and qualifications of the internal audit department.

         FINANCIAL REPORTING PROCESSES

12. In consultation with the independent accountants and the Internal Auditors, review the integrity of the organization's financial reporting processes, both internal and external.

13. Consider the independent accountants' judgments about the quality and appropriateness of the organization's accounting principles as applied in its financial reporting.

14. Consider and approve, if appropriate, major changes to the organization's auditing and accounting principles and practices as suggested by the independent accountants, management, or the Internal Auditing department.

15. Review policies and procedures with respect to officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the Internal Auditor or the independent accountant.

         PROCESS IMPROVEMENT

16. Provide that financial management and the independent auditor discuss with the Audit Committee their qualitative judgments about the appropriateness, not just the acceptability, of accounting principles and financial disclosure practices used or proposed to be adopted by the Institute.

17. Following completion of the annual audit, review separately with each of management, the independent accountants and the internal auditing department any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

18. Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

         ETHICAL AND LEGAL COMPLIANCE

19. Review legal and regulatory matters that may have a material impact on the Corporation's consolidated financial statements, related compliance policies and programs, and reports received from regulators.

20. Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

                              APPLICA INCORPORATED

                 PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS

         The undersigned hereby appoints Burton A. Honig and Harry D. Schulman and each of them, each with full power of substitution, proxies to vote at the Annual Meeting of Shareholders of Applica Incorporated (the "Company") to be held at the University of Miami, James W. McLamore Executive Education Center, 5250 University Drive, Coral Gables, Florida 33124 on Tuesday, May 8, 2001, at 10:00 a.m., local time, and at any adjournments thereof, hereby revoking any proxies heretofore given, to vote all shares of common stock of the Company held or owned by the undersigned as directed on the reverse side of this card, and in their discretion upon such other matters as may come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED "FOR" PROPOSAL 1.

                 (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)

--------------------------------------------------------------------------------

      PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD BACK AS SOON AS POSSIBLE.

                         ANNUAL MEETING OF SHAREHOLDERS
                              APPLICA INCORPORATED

                                   MAY 8, 2001

PROPOSAL 1.

         Election of five members to Class II of the Company's Board of Directors to serve until the 2004 Annual Meeting of Shareholders or until their successors are duly elected and qualified.

         [ ] FOR ALL THE NOMINEES LISTED BELOW (except as market to the contrary below)

         [ ]    WITHHOLD AUTHORITY to vote for all nominees listed below.

         Nominees:
                  Leonard Glazer
                  Lai Kin
                  Raymond So
                  Paul K. Sugrue
                  Arnold Thaler

INSTRUCTIONS: To withhold authority for any individual nominees, write that nominee's name in the space below.

--------------------------------------------------------


The undersigned hereby acknowledges receipt of a Notice of Annual Meeting of Shareholders of the Company called for May 8, 2001 and a Proxy Statement for the Annual Meeting prior to the approving of this proxy.

PLEASE MARK, SIGN, DATE AND RETURN IMMEDIATELY.

(Signatures)______________________________       Dated: ______________, 2001
(Signatures)______________________________       Dated: ______________, 2001

Please date this proxy and sign your name as it appears hereon. Where there is more than one owner, each should sign. When signing as an agent, attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer who should indicate his office. Please date, sign, and mail this proxy card in the enclosed envelope. No postage is required if mailed in the United States.